UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
 of the Securities Exchange Act of 1934 (Amendment No. ___)
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

VASCULAR SOLUTIONS, INC.
 (Name of Registrant as Specified in its Charter)
_______________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VASCULAR SOLUTIONS, INC.
6464 Sycamore Court North
Minneapolis, Minnesota 55369

Additional Solicitation Materials
to the
Proxy Statement
dated March 27, 2015

ANNUAL MEETING OF SHAREHOLDERS
May 1, 2015

April 23, 2015

We are furnishing this additional information to you, our shareholders, to supplement the information included in the Proxy Statement distributed in connection with the solicitation of proxies on behalf of the Board of Vascular Solutions, Inc. (the “Company” “we,” “us,” or “our”) to be voted at our annual meeting of shareholders on May 1, 2015, or any adjournment or postponements thereof (the “Annual Meeting”).

As previously disclosed, on January 30, 2015, our Board of Directors (the “Board”) amended the Vascular Solutions, Inc. Stock Option and Stock Award Plan (the “Plan”) to extend the termination date of the Plan from April 18, 2016 to May 1, 2025, subject to shareholder approval at the Annual Meeting.  The Plan as in effect prior to the amendment included a so-called “evergreen” provision, under which the number of shares reserved for issuance under the Plan increased annually, subject to Board action to reduce or eliminate the annual increase.  ISS Proxy Advisory Services (“ISS”) issued a report related to the Annual Meeting objecting to the evergreen provision in the Plan and recommending a vote against the extension of the Plan.

To address the concerns related to the evergreen provision, on April 21, 2015 the Board amended the Plan to eliminate the evergreen provision from the Plan.  As a result of the amendment, the number of shares authorized for issuance under the Plan is fixed at the amount of shares that were authorized for issuance under the Plan immediately before the amendment.  As of the date of the amendment, 751,098 shares of common stock of the Company remained available for future awards under the Plan, subject to its provisions.  If the amendment is approved by shareholders at the Annual Meeting, no additional shares will be added to the Plan.

Following our announcement of the amendment to eliminate the evergreen provision of the Plan, ISS requested additional information about the Plan as of the effective date of the amendment.  The requested information is set forth below.

As of April 21, 2015:

●	There were options to purchase 647,500 shares of commons stock of the Company outstanding under the Plan. The weighted average remaining life of these options was 6.11 years, and the weighted average exercise price was $12.03.

●	There were 436,059 shares of common stock of the Company outstanding subject to restricted stock awards under the Plan that remain subject to forfeiture.

●	There were no Stock Appreciation Rights outstanding under the Plan.

●	There were 751,098 shares of common stock of the Company available for future awards under the Plan, subject to its provisions.

The following table sets forth the securities authorized to be issued under our current equity compensation plans as of April 21, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options and rights)
Equity compensation plans approved by security holders	647,500	$12.03	1,612,697	(1)

Equity compensation plans not approved by security holders	None	None	None

Total	647,500	$12.03	1,612,697

(1)	Consists of:
•	751,098 shares reserved and available for issuance under our Stock Option and Stock Award Plan; and
•	861,599 shares reserved and available for issuance under our Employee Stock Purchase Plan. The shares available for issuance under our Employee Stock Purchase Plan automatically increases on an annual basis through 2020, by the lesser of (i) 200,000 shares; (ii) 2% of the common-equivalent shares outstanding at the end of our prior fiscal year; or (iii) a smaller amount determined by our Board of Directors or the committee administering the plan.